Exhibit 99.1

Press Release

BRISTOW ANNOUNCES CRITICAL STRATEGIC AND LEADERSHIP

CHANGES FOR A COMPETITIVE AND PROFITABLE FUTURE

Company schedules conference call tomorrow at 9:00 am CT

HOUSTON, June 8, 2017 — Bristow Group Inc. (NYSE: BRS) today announced structural and leadership changes to create a strategically realigned and profitable company in an unprecedented downturn. In this downturn, Bristow’s clients are focused on safety and increasingly, regional efficiency, and the company must respond. The new Bristow will have two primary geographical hubs in key areas of business, Europe and the Americas, resulting in a more regionally focused, cost efficient and competitive business positioned to win more contracts. When complete, these changes will result in a smaller, more nimble company, with the same intense focus on delivering safe, reliable service to customers, and positioned for future growth and profitability.

“Bristow is fortunate to have the proven resources and significant bench strength to operate effectively given these changes,” said Jonathan Baliff, president and chief executive officer. “We remain committed to Target Zero safety and to our continued efforts to improve safety performance. From these two primary hubs, we will concentrate our capabilities to deliver more efficiencies to our clients, as we win more contracts and build a more successful future for Bristow.”

The New Bristow

Bristow’s Europe hub includes Africa, Asia, Australia, Norway, UK, Turkmenistan and the Middle East. The company’s Americas hub includes Bristow Academy, U.S. Gulf of Mexico, Suriname, Guyana, Trinidad, Canada and Brazil. Safety improvement remains the company’s top priority, as these hubs establish the following three priorities of Bristow’s plan to succeed:

1.	Cost efficiencies, including reducing corporate general and administrative (G&A) costs to approximately 12% of revenues, while also implementing Lean processes and improving productivity;

2.	Portfolio and fleet optimization, combined with original equipment manufacturers (OEMs) cost recoveries and capex reduction to improve liquidity and reduce debt;

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3.	Revenue growth through contract wins in Bristow’s primary hubs with a focus on delivering greater efficiencies to its core oil and gas clients. Bristow plans to bid on approximately 30-40 contracts this fiscal year, many of which are currently held by competitors.

Bristow anticipates that in 12 to 24 months, the company will have higher quality revenue, which includes the $2.3 billion UK SAR contract, with improved cash flow and liquidity.

Immediate Leadership Changes

The structural change into two primary hubs is expected to generate significant cost savings, in part through lower G&A costs. Consequently, Bristow is announcing a number of leadership changes. Alan Corbett has been named vice president Europe, Africa, Middle East, Asia (EAMEA) and will be responsible for operations and commercial development in those areas, including Airnorth and Eastern Airways operations. He will also have oversight of commercial support activities, both in Houston and in the two primary hubs. Corbett joined Bristow in 2014, bringing more than 30 years of oilfield service experience to the company. He previously served as Bristow’s regional director for the Europe Caspian Region. Corbett will report directly to Baliff.

Rob Phillips has been named vice president Americas, responsible for operations and business development efforts in the U.S. Gulf of Mexico, Trinidad, Canada, Suriname, Guyana, Brazil and Bristow Academy. He will also have global oversight of operational infrastructure support activities. Phillips has over 25 years of offshore aviation experience beginning his career as a pilot. He joined Bristow in 2003 and has served in a number of roles at the company, most recently as vice president of global business operations services. Phillips will continue to report to Baliff.

Corbett and Phillips will be supported by a team of leaders with proven track records throughout the industry. They will ensure the delivery of safe, reliable and efficient services to Bristow clients in each of the regions.

As part of this new structure, Chet Akiri, senior vice president and chief commercial officer, and Bill Collins, senior vice president global operations, have departed the company and their

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respective positions have been eliminated. Additionally, Chip Earle, senior vice president and chief legal and support officer, has also departed the company.

The announced structural changes also include reducing the corporate group targeting government work, and moving oversight of commercial development, government and operational functions to the leaders in these geographic hubs. These structural changes also include the elimination of several other corporate positions.

“I would like to thank Chip, Chet, Bill and our other departing global employees for their contributions that made Bristow a better company,” said Baliff. “I wish them the best in their future endeavors.”

“Significant change in a challenging environment is never easy,” Baliff said, “but Bristow’s willingness to make tough decisions has enabled us to operate in an environment where some others have not. I am confident that the changes we are making today will allow us to strengthen our business through these difficult times and position us to compete successfully and grow our business over the longer term.”

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CONFERENCE CALL

Management will conduct a conference call starting at 10:00 a.m. ET (9:00 a.m. CT) on Friday, June 9, 2017. Accompanying slides will be available in the investor relations area of our web page at www.bristowgroup.com. The conference call can be accessed as follows:

Via Webcast:

•	Visit Bristow Group’s investor relations Web page at www.bristowgroup.com

•	Live: Click on the link for “Bristow Group Special Conference Call”

•	Replay: A replay via webcast will be available approximately one hour after the call’s completion and will be accessible for approximately 90 days

Via Telephone within the U.S.:

•	Live: Dial toll free 1-877-404-9648

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•	Replay: A telephone replay will be available through June 23, 2017, and may be accessed by calling toll free 1-877-660-6853, passcode: 13664228#

Via Telephone outside the U.S.:

•	Live: Dial 1-412-902-0030

•	Replay: A telephone replay will be available through June 23, 2017, and may be accessed by calling 1-201-612-7415, passcode: 13664228#

About Bristow Group

Bristow Group Inc. is the leading provider of global industrial aviation services offering helicopter transportation, search and rescue (SAR) and aircraft support services, including maintenance and training, to government and civil organizations worldwide. Bristow has major operations in the North Sea, Nigeria and the U.S. Gulf of Mexico, and in most of the other major offshore oil and gas producing regions of the world, including Australia, Brazil, Canada, Russia and Trinidad. Bristow provides SAR services to the private sector worldwide and to the public sector for all of the U.K. on behalf of the Maritime and Coastguard Agency. For more information, visit bristowgroup.com.

FORWARD-LOOKING STATEMENTS DISCLOSURE

Statements contained in this news release that state the company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. These forward looking statements include statements regarding earnings guidance, expected contract revenue, capital deployment strategy, operational and capital performance, expected cost management activities, deployment strategy, operational and capital performance, expected cost management activities, expected capital expenditure deferrals, shareholder return, liquidity, market and industry conditions. It is important to note that the company’s actual results could differ materially from those projected in such forward-looking statements. Risk and uncertainties include without limitation: fluctuations in the demand for our services; fluctuations in worldwide prices of and supply and demand for oil and natural gas; fluctuations in levels of oil and natural gas production, exploration and development activities; the impact of competition; actions by clients and suppliers; the risk of reductions in spending on industrial aviation services by governmental agencies; changes in tax and other laws and regulations; changes in foreign exchange rates and controls; risks associated with international operations; operating risks inherent in our business, including the possibility of declining safety performance; general economic conditions including the capital and credit markets; our ability to obtain financing; the risk of grounding of segments of our fleet for extended period of time of indefinitely; our ability to re-deploy our aircraft to regions with greater demand; our ability to acquire additional aircraft and dispose of older aircraft through sales into the aftermarket; the possibility that we do not achieve the anticipated benefit of our fleet investment program; availability of employees; and political instability, war or acts of terrorism in any of the countries where we operate. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the company’s SEC filings, including but not limited to the company’s annual report on Form 10-K for the fiscal year ended March 31, 2017. Bristow Group Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

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Media Contact:

Julie King

Global Communications

Phone: +1-832-551-9814

E-mail: julie.king@bristowgroup.com

Investor Contact:

Linda McNeill

Investor Relations

Phone: +1-713-267-7622

E-mail: linda.mcneill@bristowgroup.com